EXHIBIT 99.5
CONSENT OF LADENBURG THALMANN & CO. INC.
September 18, 2009
Special Committee of the Board of Directors
VeriChip Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
     We hereby consent to (i) the inclusion of our opinion letter, dated September 3, 2009, to the Special Committee (“Special Committee”) of the Board of Directors of VeriChip Corporation (“VeriChip”) as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of VeriChip filed with the Securities and Exchange Commission (“Commission”) on September 18, 2009 relating to the proposed merger involving VeriChip Acquisition Corp. and Steel Vault Corporation, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus under the captions “SUMMARY—Reasons for the Merger—VeriChip”, “SUMMARY—Opinion of Financial Advisor to the VeriChip Special Committee”, “THE MERGER—Background of the Merger”, “THE MERGER—VeriChip’s Reasons for the Merger—Special Committee Reasons for the Merger” and “THE MERGER—Opinion of Financial Advisor to the VeriChip Special Committee.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (“Securities Act”), or the rules and regulations of the Commission promulgated thereunder, nor do we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act, or the rules and regulations of the Commission promulgated thereunder.
     Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion, which is provided for the information and assistance of the Special Committee, is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
/s/ Ladenburg Thalmann & Co. Inc.